Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Ambac Assurance Corporation:

We consent to the incorporation by reference in this registration statement (No. 333-106575) of Capital One Auto Receivables, LLC (the “Registrant”), and in the Preliminary Prospectus Supplement of the Registrant (the “Preliminary Prospectus Supplement”), via the Form 8-K of the Registrant dated March 23, 2005 of our report dated March 2, 2005 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, which report appears in the Annual Report on Form 10-K of Ambac Financial Group, Inc., which was filed with the Securities and Exchange Commission on March 15, 2005 and to the reference to our firm under the heading “Experts” in the Preliminary Prospectus Supplement. Our report refers to changes, in 2003, in Ambac Assurance Corporation’s methods of accounting for variable interest entities and stock-based compensation.

/s/ KPMG LLP

New York, New York

March 23, 2005